UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006

EUROPA TRADE AGENCY LTD.
(Exact name of registrant specified in charter)

Nevada	000-51365	98-0434104
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3715 West 14th Avenue
Vancouver, B.C. Canada
(Address of principal executive offices) (Zip Code)

(604) 762-8682
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 20, 2006, Europa Trade Agency Ltd., a Nevada corporation (the “Registrant’), signed an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Registrant, Ironclad Performance Wear Corporation, a privately-held California corporation (“Ironclad”) and Ironclad Merger Corporation, a privately-held California corporation and wholly-owned subsidiary of the Registrant (the “Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Registrant will acquire Ironclad by Merger Sub merging with and into Ironclad, with Ironclad continuing as the surviving corporation and a wholly-owned subsidiary of the Registrant (the "Merger"). The Registrant will issue shares of its common stock to the shareholders of Ironclad in exchange for 100% of the issued and outstanding shares of common stock of Ironclad. Additionally, the Registrant will assume options and warrants to purchase shares of common stock on the same terms and conditions as previously issued by Ironclad.

In connection with and as a condition to the Merger, a group of investors have agreed to fund the purchase of 911,000 shares and cancellation of 2,000,000 shares of the Registrant’s common stock held by the current shareholders of the Registrant. The purchase and cancellation transaction and a 1-for-3.454895 forward split of the Registrant’s common stock will be completed concurrently with the consummation of the Merger. After consummation of the purchase and cancellation transaction and the forward split, but before giving effect to the Merger, there will be issued and outstanding 3,489,444 shares of the Registrant’s common stock.

The consummation of the Merger is subject to certain conditions, including, but not limited to, (i) approval of the Merger by the stockholders of Ironclad, and (ii) the closing of a private placement offer and sale of the Registrant’s securities with proceeds of no less than $5.5 million.

The Registrant will change its corporate name from Europa Trade Agency Ltd. to Ironclad Performance Wear Corporation, or such other name as Ironclad may select prior to the closing of the Merger.

The Merger will result in a change-in-control of the Registrant by Ironclad and its shareholders and the assumption of Ironclad’s operations and liabilities.  In connection with the change-in-control, the Board of Directors and management of Ironclad will become the Board of Directors and management of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROPA TRADE AGENCY LTD.

Date: April 26, 2006	By:	/s/ Thomas Lamb
Thomas Lamb
President and Chief Executive Officer
(Duly Authorized Officer)